UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2016

STG GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36149	46-3134302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11091 Sunset Hills Road, Suite 200
Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

(703) 691-2480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Due to a previously announced management transition, STG Group, Inc. (“STG,” “we” or the “Company”) announced Paul A. Fernandes would no longer serve as the Company’s President as of September 12, 2016. As also previously announced, Phillip E. Lacombe has been appointed President and Chief Operating Officer of the Company, effective the same date. Pursuant to the previously disclosed agreement entered into as of June 30, 2016, by the Company and Mr. Fernandes, following Mr. Fernandes’ departure from the Company, he is expected to continue to provide consulting services to the Company and will be entitled to, among other things, and contingent upon a general release to be executed by Mr. Fernandes becoming effective, severance payments of $601,128 (which is 18 months of his base salary) payable over twelve months.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STG GROUP, INC.

By:	/s/ Charles L. Cosgrove
Name:	Charles L. Cosgrove
Title:	Chief Financial Officer

Date: September 16, 2016